UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 28, 2022

XOMA CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-39801	52-2154066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Powell Street, Suite 310, Emeryville, California 94608

(Address of Principal Executive Offices) (Zip Code)

(510) 204-7200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0075 par value per share	XOMA	The Nasdaq Global Market
8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 per share	XOMAP	The Nasdaq Global Market
Depositary Shares (each representing 1/1000th interest in a share of 8.375% Series B Cumulative Perpetual Preferred Stock, par value $0.05 per share)	XOMAO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On September 28, 2022, in connection with F. Hoffman-La Roche Ltd. (“Roche”) receiving approval from the European Commission to commercialize VABYSMO® (faricimab-svoa) for the treatment of neovascular or ‘wet’ age-related macular degeneration and visual impairment due to diabetic macular edema (the “EC Approval”), XOMA Corporation (“XOMA”) made a $3.0 million milestone payment to Affitech Research AS (“Affitech”) pursuant to the terms of that certain commercial payment purchase agreement between XOMA (US) LLC, a wholly-owned subsidiary of XOMA, and Affitech dated October 6, 2021 (the “Agreement”). The Agreement was previously included as Exhibit 10.48 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities Exchange Commission on March 8, 2022.

Under the terms of the Agreement, we are eligible to receive a 0.5% commercial payment stream on net sales of VABYSMO in each of certain regions where it is approved, for a ten-year period following its first commercial sale in such region. VABYSMO was previously approved by the U.S. Food and Drug Administration in January 2022 and by Japan’s Ministry of Health, Labour, and Welfare in March 2022. In August 2022, we received $0.5 million from Roche representing the first commercial payment for sales of VABYSMO in the U.S. and Japan. The payment will be recorded on our condensed consolidated balance sheet as of September 30, 2022, as a reduction of long-term royalty and commercial payment receivables. As a result of the EC Approval, we will be eligible to receive a 0.5% commercial payment stream for ten years from the first commercial sale of VABYSMO in Europe.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA CORPORATION

Date: September 29, 2022	By:	/s/ THOMAS BURNS
Thomas Burns
Senior Vice President, Finance and Chief Financial Officer